Exhibit 4 (h)

                    THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT (the "Third Amendment") dated as of March 1, 1996 is to that Credit Agreement dated as of April 29, 1994 as amended by those First and Second Amendments dated as of February 28, 1995 and October 20, 1995, respectively, (as amended and modified thereby and hereby and as further amended and modified from time to time hereafter, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among OWENS & MINOR, INC., a Virginia corporation formerly known as O & M Holding, Inc. (the "Borrower"), CERTAIN OF ITS SUBSIDIARIES identified as a "Guarantor" in the definition thereof and on the signature pages hereof (hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), the various banks and lending institutions identified on the signature pages hereto (each a "Bank" and collectively, the "Banks"), NATIONSBANK, N.A., a national banking association formerly known as NationsBank of North Carolina, N.A., as agent (in such capacity, the "Agent"), CHEMICAL BANK and CRESTAR BANK as co-agents (in such capacity, the "Co-Agents") and NATIONSBANK, N.A., a national banking association formerly known as NationsBank of North Carolina, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent").

                            W I T N E S S E T H

     WHEREAS, the Banks have established a $425,000,000 credit facility for the benefit of the Borrower pursuant to the terms of the Credit Agreement;

     WHEREAS, the Borrower has requested modification of certain covenants contained in the Credit Agreement; and

     WHEREAS, the Required Banks have agreed to the requested modifications for and on behalf of the Banks on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A.   The Credit Agreement is amended in the following respects:

          1. The last five sentences of Section 2.05 regarding the definition and determination of the "Applicable Margin" are amended to read as follows:

          "As used herein, "Applicable Margin" means one and three-fourths percent (1 %) for the period from March 1, 1996 (being the date of the Third Amendment) through June 30, 1996, and two and one-fourth percent (2 1/4%) for the period from July 1, 1996 and thereafter."

          2. The first sentence of Section 2.11(b) regarding the Commitment Fee is amended and modified to read as follows:

          "In consideration for the Commitments by the Banks hereunder, the Borrower agrees to pay to the Administrative Agent quarterly in arrears on the 15th day of the month following the last day of each of the Borrower's fiscal quarters for the ratable benefit of the Banks a commitment fee (the "Commitment Fee") of twenty-five basis points (.25%) per annum for the period from March 1, 1996 (being the date of the Third Amendment) through June 30, 1996, and thirty-seven and one-half basis points (.375%) per annum for the period from July 1, 1996 and thereafter, on the average daily unused amount of the Revolving Committed Amount for the prior quarter."

          3. A new subsection (e) is added to Section 2.11 to read as follows:

          (e) Amendment Fee. The Borrower agrees to pay to the Administrative Agent for the benefit of the Banks in connection with the Third Amendment fees consisting of (i) $531,250 (representing 12.5 b.p. on the aggregate amount of the Revolving Commitments) payable on the effective date of the Third Amendment, and (ii) $1,062,500 (representing 25 b.p. on the aggregate amount of the Revolving Commitments) payable on July 1, 1996. Such fees shall be non-refundable when paid.

          4. The financial covenants in Section 6.11 are amended and modified to read as follows:

          6.11  Financial Covenants.

            (a) Consolidated Current Ratio. The Borrower will maintain at all times a Consolidated Current Ratio of at least 1.4 to 1.0.

            (b) Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth, as determined on each Determination Date, of not less than an amount equal to 85% of Consolidated Tangible Net Worth as of December 31, 1995; provided, however, the minimum Consolidated Tangible Net Worth required hereunder shall be increased on the last day of each of the Borrower's fiscal quarters to occur after January 1, 1996, by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or if Consolidated Net Income for such period is a deficit figure, then zero).

            (c) Consolidated Net Worth. The Borrower will maintain Consolidated Net Worth, as determined on each Determination Date, of not less than an amount equal to 85% of Consolidated Net Worth as of December 31, 1995; provided, however, the minimum Consolidated Net Worth required hereunder shall be increased on the last day of each of the Borrower's fiscal quarters to occur after January 1, 1996, by an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (or if Consolidated Net Income for such period is a deficit figure, then zero).

            (d) Leverage Ratio. On each Determination Date the ratio of Consolidated Total Debt (specifically including for purposes hereof, without limitation, the aggregate amount of financing outstanding as of the Determination Date relating to accounts receivable subject at such time to a sale of receivables (or other similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP) to Consolidated Total Capitalization will not exceed:



                                                         Leverage Ratio
            From the Closing Date through
                  February 28, 1998                         .65 to 1.0


            Thereafter                                      .60 to 1.0

            (e) Fixed Charge Coverage Ratio. As of each Determination Date for the Applicable Period set forth below, the Fixed Charge Coverage Ratio will not be less than:

                                                            Fixed Charge
                                                           Coverage Ratio

            For the fiscal quarter ending
            on March 31, 1996                               .70 to 1.0

            For the fiscal quarter ending
            on June 30, 1996                                .80 to 1.0

            For the fiscal quarter ending
            on September 30, 1996                           .90 to 1.0

            For the fiscal quarter ending
            on December 31, 1996                            1.0 to 1.0

            For the fiscal quarter ending
            on March 31, 1997 through
            and including the fiscal
            quarter ending on June 30, 1997                 1.1 to 1.0

            For the fiscal quarter ending
            on September 30, 1997 through
            and including the fiscal quarter
            ending on December 31, 1997                     1.2 to 1.0

            For the fiscal quarter ending
            on March 31, 1998 and
            thereafter                                      1.3 to 1.0

      The Applicable Period for which the Fixed Charge Coverage Ratio shall be determined shall be for the period ending as of the Determination Date, except that determination of current maturities of Funded Debt and current maturities of Capitalized Leases under subsection (iii) of the definition of Consolidated Fixed Charges shall be for the period shown beginning on the applicable Determination Date:

                                                      Duration of
                  Determination Date               Applicable Period

            For the fiscal quarter ending
            on March 31, 1996                          One Quarter

            For the fiscal quarter ending
            on June 30, 1996                           Two Quarters

            For the fiscal quarter ending
            on September 30, 1996                      Three Quarters

            For the fiscal quarter ending
            on December 31, 1996 and thereafter        Four Quarters

            (f) Consolidated Operating EBITDA. As of each Determination Date to occur during the period from October 20, 1995 (being the date of the Second Amendment to Credit Agreement) through December 31, 1996 (being the last day of the Borrower's fiscal year 1996), Consolidated Operating EBITDA for the fiscal quarter then ending will not be less than:

               For the Fiscal Quarter
                      Ending

                  March 31, 1996                $10,500,000

                  June 30, 1996                 $13,000,000

                  September 30, 1996            $15,000,000

                  December 31, 1996             $16,000,000

            5.  A new Section 6.14 is added to read as follows:

          6.14 Grant of Security Interests. The Borrower will at its own expense provide, and will cause its Subsidiaries (other than O&M Funding Corp. ("OMFC")) to provide, mortgages (including title insurance relating thereto), liens and security interests on all of their material assets (including blanket liens on accounts, inventory, equipment, contract rights and general intangibles and other real and personal property), as determined by and in form and substance acceptable to the Administrative Agent and the Required Banks in their sole discretion, on July 1, 1996; provided, however, there shall be specifically excluded from the liens and security interests to be provided pursuant to this provision any lien or security interest on (1) any of the assets of OMFC and (2) any "Pool Receivable" (as used herein, "Pool Receivable" shall have the meaning assigned to it in the Receivables Purchase Agreement, dated December 28, 1995, among OMFC, Owens & Minor Medical, Inc., Owens & Minor, Inc., Receivables Capital Corporation and Bank of America National Trust and Savings Association). The Borrower will, and will cause its Subsidiaries (other than OMFC) to, cooperate with and assist the Administrative Agent and the Required Banks in the preparation, execution and filing of such documents and instruments as the Administrative Agent or the Required Banks may request in furtherance of the provisions hereof. Failure by the Borrower and its Subsidiaries (other than OMFC) to provide such mortgages, liens and security interests in accordance with this Section by the date set out herein shall constitute an Event of Default hereunder. Notwithstanding anything contained herein to the contrary, including the provisions of Section 10.06, the provisions of this Section 6.14 may not be waived, amended or otherwise modified without the prior written consent of each of the Banks affected thereby.

          6. The reference in the next-to-last sentence of Section 7.05(b) to "40% of Consolidated Tangible Net Worth" is amended and modified to refer instead to "40% of Consolidated Tangible Net Worth prior to July 1, 1996 and 20% of Consolidated Tangible Net Worth on and after July 1, 1996".


          7.  A new Section 7.12 is added to read as follows:

          7.12 Dividends. On and after July 1, 1996, the Borrower will not make or pay, nor will it permit any non-wholly owned Subsidiary to make or pay, any Dividend, unless (i) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (ii) the Borrower shall have demonstrated compliance with the financial covenants set out in Section 6.11 on a Pro Forma Basis after giving effect thereto. As used herein:

                  "Dividend" means any payment by the Borrower or any of its non-wholly owned Subsidiaries of a payment, distribution, or dividend (other than a dividend or distribution payable solely in stock of the Person making such payment, distribution or dividend) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution, any shares of any class of stock or other ownership interest in the Borrower or any of its Subsidiaries (including any such payment or distribution in cash or in property or obligations of the Borrower or any of its Subsidiaries).

                  "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four- fiscal quarter period ending as of the end of the fiscal quarter most recently ended prior to the date of such transaction with respect to which the Administrative Agent has received the financial information required under Section 6.01. As used herein, "transaction" means any Dividend as referred in Section 7.12.

          8. Section 10.06 is amended and modified in the following respects:

          (a) subsection (iii) thereof shall be modified to include a reference also to Section 6.14; and

          (b) and a new subsection (vi) shall be added to the end of the first sentence to read as follows:

               "and (vi) release of all or substantially all of the collateral pledged to secure the Loans and Obligations hereunder"

     B. The Required Banks, for and on behalf of the Banks under the Credit Agreement, hereby waive compliance by the Borrower with the provisions of Sections 6.11(c) regarding Consolidated Net Worth, 6.11(e) regarding Fixed Charge Coverage Ratio and 6.11(f) regarding Consolidated Operating EBITDA in each such case as of the Determination Date occurring December 31, 1995 or for the period ending as of such Determination Date, as appropriate, but only as of such Determination Date or for the period then ending.

     C. The Borrower agrees to pay in connection with this Third Amendment a non-refundable fee of $531,250 (representing 12.5 b.p. on the aggregate amount of the Revolving Commitments) to the Administrative Agent for the ratable benefit of the Banks.

     D.   The Borrower hereby represents and warrants that:

          (i) any and all representations and warranties made by the Borrower and contained in the Credit Agreement (other than those which expressly relate to a prior period) are true and correct in all material respects as of the date of this Third Amendment; and

         (ii) No Default or Event of Default currently exists and is continuing under the Credit Agreement as of the date of (after giving effect to) this Third Amendment.

     E. This Third Amendment shall not be effective until receipt by the Administrative Agent of the following in form and substance satisfactory to the Banks:

          1. Executed Documents. Executed copies of this Third Amendment and related documentation by the Borrower, the Guarantors and the Required Banks.

          2. Legal Opinions. Legal opinions of Drew St.J. Carneal, Esq., Senior Vice President and Corporate Counsel of the Borrower, and Hunton & Williams, special counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and the Banks in form acceptable to the Administrative Agent and the Required Banks.

          3. Amendment Fee. Payment to the Administrative Agent of the fee referenced in paragraph C of this Third Amendment.

          4. Other Information. Such other information and documents as the Administrative Agent may reasonably request.

     F. The Borrower will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this Third Amendment.

     G. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Schedules) remain in full force and effect.

     H. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Third Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent.

     I. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Third Amendment to produce or account for more than one such counterpart.

     J. This Third Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the Commonwealth of Virginia.

                [Remainder of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to Credit Agreement to be duly executed under seal and delivered as of the date and year first above written.


BORROWER:
                              OWENS & MINOR, INC.,
                              a Virginia corporation
                              (formerly known as O & M Holding, Inc.)


                              By____________________________

                              Title_________________________


GUARANTORS:
                              OWENS & MINOR MEDICAL, INC.
                              a Virginia corporation
                              (formerly known as Owens & Minor, Inc.)


                              By____________________________

                              Title_________________________



                              NATIONAL MEDICAL SUPPLY CORPORATION
                              a Delaware corporation


                              By____________________________

                              Title_________________________


                              OWENS & MINOR WEST, INC.
                              a California corporation


                              By____________________________

                              Title_________________________


                              KOLEY'S MEDICAL SUPPLY, INC.
                              a Nebraska corporation


                              By____________________________

                              Title_________________________


                                                          Signature Pages to
                                          Owens & Minor, Inc. Third Amendment


                              LYONS PHYSICIAN SUPPLY COMPANY
                              an Ohio corporation


                              By____________________________

                              Title_________________________


                              A. KUHLMAN & COMPANY
                              a Michigan corporation


                              By____________________________

                              Title_________________________


                              STUART MEDICAL, INC.
                              a Pennsylvania corporation


                              By____________________________

                              Title_________________________

BANKS:

                              NATIONSBANK, N.A.,
                              individually in its capacity as a
                              Bank and in its capacity as Agent and
                              Administrative Agent (formerly known as
                              NationsBank, N.A. (Carolinas) which was
                              formerly known as NationsBank of North
                              Carolina, N.A.)

                              By_____________________________
                                 Michael B. Andry,
                                 Vice President



                              CHEMICAL BANK,
                              individually in its capacity as a
                              Bank and in its capacity as a Co-Agent

                              By

                              Title


                         CRESTAR BANK,
                              individually in its capacity as a
                              Bank and in its capacity as a Co-Agent

                              By

                              Title


                                                             Signature Pages to
                                            Owens & Minor, Inc. Third Amendment

                              BANK OF AMERICA NT & SA

                              By

                              Title


                              THE BANK OF NOVA SCOTIA

                              By

                              Title


                              FIRST UNION NATIONAL BANK OF VIRGINIA

                              By

                              Title


                              PNC BANK, NATIONAL ASSOCIATION

                              By

                              Title


                              BANK OF MONTREAL

                              By

                              Title


                              THE BANK OF NEW YORK

                              By

                              Title


                              MELLON BANK, N.A.

                              By

                              Title


                              NATWEST BANK N.A. (formerly known as National
                                    Westminster Bank USA)


                              By

                              Title


                                                            Signature Pages to
                                           Owens & Minor, Inc. Third Amendment


                              NBD BANK

                              By

                              Title


                              THE SANWA BANK LTD.

                              By

                              Title


                              SHAWMUT BANK CONNECTICUT N.A.

                              By

                              Title


                              SIGNET BANK/VIRGINIA

                              By

                              Title


                              WACHOVIA BANK OF NORTH CAROLINA, N.A.

                              By

                              Title